Exhibit 99.1

CONFIDENTIAL PUBLIC LENDER PRESENTATION MAY 2018 DRAFT 5.28.18 STRICTLY PRIVATE AND CONFIDENTIAL

CONFIDENTIAL DISCLAIMER IMPORTANT INFORMATION This information is current only as of its date and may have changed. We undertake no obligation to update this information in light of new information, future events or otherwise. This information contains certain forecasts and other forward looking information concerning our business, prospects, financial condition and results of operations, and we are not making any representation or warranty that this information is accurate or complete. See “Forward-Looking Information” below. In particular, this presentation includes Structuring Adj. EBITDA, a non-GAAP financial measure and forward-looking statement, which is being provided for illustrative purposes only in connection with the refinancing transactions. Accordingly, the Company does not intend to update or provide this financial measure on an ongoing basis. BASIS OF PRESENTATION We are a direct wholly owned subsidiary of Aleris Corporation. Aleris Corporation currently conducts its business and operations through us and our consolidated subsidiaries. As used in this presentation, unless otherwise specified or the context otherwise requires, “Aleris,” “we,” “our,” “us,” “ and the “Company” refer to Aleris International, Inc. and its consolidated subsidiaries. Notwithstanding the foregoing, with respect to the financial information presented in this presentation, unless otherwise specified or the context requires, “Aleris,” “we,” “our,” “us,” and the “Company” refer to Aleris Corporation and its consolidated subsidiaries. We completed the sale of our recycling and specification alloys and extrusions businesses in the first quarter of 2015. We have reported these businesses as discontinued operations for all periods presented, and reclassified the results of operations of these businesses as discontinued operations. Except as otherwise indicated, the discussion of the Company’s business and financial information throughout this presentation refers to the Company’s continuing operations and the financial position and results of operations of its continuing operations. FORWARD-LOOKING INFORMATION Certain statements contained in this presentation are “forward-looking statements” within the meaning of the federal securities laws. Statements under the heading “Q2 2018 Outlook” and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about future costs and prices of commodities, production volumes, customer commitments, industry trends, anticipated cost savings, anticipated benefits from new products, facilities, acquisitions or divestitures, projected results of operations, achievement of production efficiencies, capacity expansions, future prices and demand for our products and estimated cash flows and sufficiency of cash flows to fund operations, capital expenditures and debt obligations, as well as statements regarding the impact of trade cases, tariffs and other future governmental actions. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the success of past and future acquisitions or divestitures; (3) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-uses, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (4) increases in the cost, or limited availability, of raw materials and energy; (5) our ability to enter into effective metal, energy and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (6) our ability to generate sufficient cash flows to fund our operations and capital expenditure requirements and to meet our debt obligations; (7) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry end-uses we serve; (8) our ability to retain the services of certain members of our management; (9) the loss of order volumes from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (12) variability in general economic or political conditions on a global or regional basis; (13) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (14) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (15) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed facilities; (17) our ability to access credit or capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business and incurring additional indebtedness as a result of covenant restrictions under our indebtedness, and our ability to pay amounts due under our outstanding indebtedness; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. In particular, this presentation contains Structuring Adj. EBITDA, a non-GAAP financial measure and forward-looking statement. Structuring Adj. EBITDA is subject to various risks and uncertainties, many of which are listed above and beyond our control. For example, we have estimated the future financial impact of certain customer purchase commitments net of their expected costs. Actual costs may exceed our projections, which could limit the benefits we expect to realize from these customer purchase commitments. We have also made certain assumptions regarding customer purchase commitments based on our historical experience with such customers and industry practice. Some of these commitments are not subject to contractual arrangements, and these customers may seek to reduce or delay their commitments. In addition, certain of the anticipated benefits contained in Structuring Adj. EBITDA are not expected to be realized until the successful ramp-up of ABS production at our Lewisport facility and of certain aerospace production. As a result, we expect to realize only a portion of the anticipated benefits contained in Structuring Adj. EBITDA during 2018, as ramp-up at these facilities is expected to occur over the next several years. You are urged to consider all these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

CONFIDENTIAL DISCLAIMER (CONTINUED) NON-GAAP INFORMATION The non-GAAP financial measures contained in this presentation (including, without limitation, Adj. EBITDA, Pro forma Adj. EBITDA and Structuring Adj. EBITDA) are not measures of financial performance calculated in accordance with U.S. GAAP and should not be considered as alternatives to net income and loss attributable to Aleris Corporation or any other performance measure derived in accordance with GAAP or as alternatives to cash flows from operating activities as a measure of our liquidity. Non-GAAP measures have limitations as analytical tools and should be considered in addition to, not in isolation or as a substitute for, or as superior to, our measures of financial performance prepared in accordance with GAAP. Management believes that certain non-GAAP financial measures may provide additional meaningful comparisons between current results and results in prior periods. Management uses non-GAAP financial measures as performance metrics and believes these measures provide additional information commonly used by the holders of our senior debt securities and parties to the ABL Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditure and working capital needs. We calculate our non-GAAP financial measures by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance, and, for certain periods, adding back certain other items. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. For reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure, see the tables in the Appendix. INDUSTRY INFORMATION Information regarding market and industry statistics contained in this presentation is based on information from third party sources as well as estimates prepared by us using certain assumptions and our knowledge of these industries. Our estimates, in particular as they relate to our general expectations concerning the aluminum industry, involve risks and uncertainties and are subject to changes based on various factors, including those discussed under “Risk Factors” in our filings with the Securities and Exchange Commission. EXPLANATORY NOTE REGARDING Q2 2018 OUTLOOK Although we do not typically provide quantitative guidance, this presentation includes certain estimates for the quarter ending June 30, 2018. These estimates reflect management’s best estimates based upon currently available information and certain assumptions we believe to be reasonable, including, estimates of tons to be produced and sold during the quarter, commercial margin to be generated from tons sold and conversion costs to be incurred in production. Because we have not yet completed our second quarter of 2018, these estimates are inherently uncertain, subject to risks and uncertainties, many of which are not within our control, have not been reviewed by our independent auditors and may be revised as a result of management’s further review. In addition, these estimates are not a comprehensive statement of our financial results for the quarter ending June 30, 2018, and our actual results may differ materially from these estimates due to developments that may arise between now and the time our second quarter is completed, as well as the time the closing procedures for the fiscal quarter are completed. There can be no assurance that the estimates will be realized, and our results for the quarter ending June 30, 2018 or any future period may vary significantly from the estimates, including as a result of unexpected issues in our business and operations. Accordingly, you should not place undue reliance on such information. See “Forward-Looking Information.”

CONFIDENTIAL TODAY’S PRESENTERS    Chairman of the Board since December 2016 and CEO since July 2015    Has held various leadership positions at Aleris since joining as SVP and Treasurer in 2004, including EVP and President of Aleris Europe, EVP and CFO, and EVP and CEO of Aleris North America    Earlier in his career, served as VP and Treasurer of Noveon and held senior level finance roles at Specialty Foods and ABN AMRO Bank Sean M. Stack Chairman, CEO    Chief Financial Officer since 2014    Joined Aleris in 2012 and previously served as VP and Treasurer    Previously worked as Managing Director at Deutsche Bank Securities and Barclays Capital, where he ran Metals coverage    Began career as an analyst at LSG Advisors Eric M. Rychel EVP, CFO and Treasurer

CONFIDENTIAL ALERIS WELL-POSITIONED IN ALUMINUM VALUE CHAIN Processor METAL PRICE PASS THROUGH BUSINESS MODEL; LIMITED COMMODITY EXPOSURE

CONFIDENTIAL

ALERIS OVERVIEW

OVERVIEW

- A global leader in Aerospace, Automotive and Continuous Cast ("CC") (Building & Construction ("B&C") and Truck Trailer) aluminum rolled products with a presence on three continents
- Key investments driving strategic transformation
  - — Duffel wide auto sheet ramp-up complete; process improvements driving throughput increase
  - — Lewisport running CALP I and commissioning CALP II – commercial shipments commencing
  - — Zhenjiang Aerospace presence established and qualified; mix and portfolio upgrade well underway; adding machining capabilities
  - — Nichols acquisition and integration resulted in industry-leading continuous cast capabilities and flexibility
- Significant, recent multi-year agreements with global, blue-chip customers supports mix shift
- Research and development (R&D) platform and technology portfolio driving customer intimacy
- Approximately 5,400 employees as of December 31, 2017 and 13 manufacturing facilities in North America, Europe and Asia
- Financial performance gaining momentum
  - — Potential upside from trade case activity expected in late 2018

LTM Q1 2018 PF VOLUMES[1]

METRIC TONS IN THOUSANDS


28kt
3%
323kt
38%
512kt
59%
North America
Europe
Asia Pacific
Total = 856kt

LTM Q1 2018 PF ADJ. EBITDA[2]

$ IN MILLIONS


$14
5%
$124
45%
$137
50%
North America
Europe
Asia Pacific
Total = $239

Notes:

1. Volumes on a segment basis include intra-entity shipments of 7kt and volumes are pro forma, on a total and segment basis, as applicable, for outage at Lewisport, which we estimate resulted in 45kt of volume impact from lost production time
2. LTM Q1 2018 PF Adj. EBITDA on a total basis includes corporate Adj. EBITDA of ($36) million and includes on a total and segment basis, as applicable, $30 million add back for Lewisport outage, $3 million add back for Duffel – NA support and $4 million add back for Wingskin qualification

CONFIDENTIAL

TRANSFORMATION STRATEGY – MIGRATING MIX TO THE HIGHEST MARGIN PRODUCTS

2010 TO 2014[1]

% OF REVENUES



Industrial/ Specialty
Continuous Cast
Aero + Auto
Discontinued Ops

ADJ. EBITDA $ PER TON (2014)



$200
$400
$70
$130
North America
Europe
Disc Ops
Aleris

- ✓ Formulated and began transformation strategy
- ✓ Insourced and re-focused R&D and technology efforts
- ✓ Launched Zhenjiang Aerospace focused greenfield investment
- ✓ Launched Duffel WABS and Lewisport investments

2017

% OF REVENUES



Industrial/ Specialty
Aero + Auto
Continuous Cast

ADJ. EBITDA $ PER TON (2017)



$209
$402
$470
$250
North America
Europe
Asia Pacific
Aleris

- ✓ Portfolio repositioning through M&A and investments
  - Nichols integration
  - Recycling divestiture
  - Extrusions divestiture
  - Continued Lewisport expansion
  - Zhenjiang Aerospace qualification and growth
- ✓ Delivering results
- ✓ Rigorous focus on operational excellence

LONG-TERM GOAL

% OF REVENUES



Industrial/ Specialty
Aero + Auto
Continuous Cast

ADJ. EBITDA $ PER TON



North America
Europe
Asia Pacific
Aleris

- ✓ Leading global Aerospace and Automotive businesses
- ✓ Technology-led focus
- ✓ Leverage CC capabilities
- ✓ Investments / end-uses drive substantial mix and margin improvement

High value-added products (Aerospace and Automotive) | Low-cost CC products (B&C and Truck Trailer) | Industrial / Specialty (All other) | Discontinued Ops

STRATEGIC EXECUTION DELIVERING ON MIGRATING MIX TO HIGH MARGIN PRODUCTS

Note:
1. Includes discontinued operations; excludes eliminations; results not pro forma for Nichols acquisition

CONFIDENTIAL

KEY INVESTMENTS DRIVING STRATEGIC TRANSFORMATION

STRATEGIC FOCUS	AEROSPACE	AUTOMOTIVE	AUTOMOTIVE	CONTINUOUS CAST
KEY INVESTMENTS	CHINA $350 million COMPLETED	DUFFEL WABS $85 million COMPLETED	LEWISPORT ABS EXPANSION $425 million COMPLETE	NICHOLS ACQUISITION $110 million ACQUIRED
	• Capturing Aerospace growth and shift in demand to Asia • Built to exacting, state-of-the-art standards • Western OEM Aerospace qualifications in place • Significant new alloys with multi-year agreements • Adj. EBITDA ramping • Adding 5-axis machining capability	• A technology leader in Europe with 15-year presence • One of the widest ABS capabilities in Europe • Working with long-standing global OEM customers • “Overshoot” program driving further throughput	• Massive product mix upgrades • Leveraging global leading ABS capabilities • Significant customer commitments / multi-year agreements back investment • Significant ABS readiness spend complete • Commercial shipments underway • 220kt CALP ABS installed capacity	• Complementary asset base; similar technologies • Significant synergies captured and exceeding expectations • Well-timed to benefit from continued housing industry strength • Leading cost position • Significant value stream from scrap utilization • Increased focus on product development
% OF PROJECT CAPEX SPENT				

RECENT INVESTMENTS TARGET HIGH GROWTH, HIGH MARGIN AND HIGH CASH FLOW END USES

CONFIDENTIAL LEWISPORT PROGRESS SINCE LAST CAPITAL MARKETS DEAL    STATUS UPDATE HOT MILL WIDENING    100% completed and fully operational    AND UPGRADE NEW WIDE COLD MILL    100% completed and in production    CALP I    Qualified on all four alloy grades, ramp up of commercial    shipments underway    Commissioning nearing completion; qualification coil CALP II On-schedule production underway CAPACITY RESERVATION FEE    All milestones complete; $80 million in payments received    LEWISPORT EXPANSION ON TARGET; POISED TO REAP BENEFITS

CONFIDENTIAL

STRUCTURING ADJ. EBITDA BRIDGE[1]


$ IN MILLIONS
$202
$30
$3
$4
$239
$65-$75
$20-$30
$334
LTM Q1 2018 Adj. EBITDA
Lewisport outage
Duffel - NA support
Wingskin qualification
LTM Q1 2018 PF Adj. EBITDA
Expected automotive volumes
Expected aerospace volumes
Structuring Adj. EBITDA

Commentary		– Unprecedented effective 75-day hot mill upgrade outage at Lewisport, resulting in estimated $30 million of EBITDA impact from lost production time (100 million lbs of shipments)	– Blocked capacity at Duffel related to support for NA ABS qualifications and customer launches	– Wingskin qualification process at Koblenz and Zhenjiang		– 60%+ of Lewisport ABS capacity committed through 2025	– Several multi-year agreements with major aero OEMs were renewed with higher share of OEMs' business and higher value-added mix	– Based on midpoint of expected automotive and aerospace volumes

Note:
1. Please refer to Appendix for a more detailed discussion of the Structuring Adj. EBITDA adjustments

CONFIDENTIAL KEY INVESTMENT HIGHLIGHTS GLOBAL PLATFORM WITH LEADING POSITIONS ACROSS ATTRACTIVE 1 END-USES 2 ATTRACTIVE DEMAND AND STRONG INDUSTRY FUNDAMENTALS 3 BLUE-CHIP, BROAD AND DIVERSE CUSTOMER BASE 4 BROAD RANGE OF MANUFACTURING CAPABILITIES 5 GLOBAL R&D PLATFORM AND TECHNOLOGY PORTFOLIO RECENT INVESTMENTS EXPECTED TO DRIVE EARNINGS AND CASH FLOW 6 MOMENTUM 7 DEEP BENCH OF OPERATING MANAGEMENT

CONFIDENTIAL

1 GLOBAL PLATFORM WITH LEADING POSITIONS ACROSS ATTRACTIVE END-USES

AEROSPACE

- Leading position in global Aerospace plate and sheet
- 1st plate mill in China with Western OEM Aerospace qualifications
- Leading positions in Europe and in global Brazing Heat Exchangers (HEX)
- High value-added alloy / product portfolio including introduction of wingskins production, expected in 2018 / 2019
- Primary products:
  - Aerospace plate and sheet
  - Brazing clad sheet
  - Heat treated plate
  - Non-heat treated plate



Voerde, Germany (Cast house)
Aachen, Germany (R&D)[1]
Koblenz, Germany
Zhenjiang, China

WORLD-CLASS AEROSPACE PLATE FACILITIES IN KOBLENZ AND CHINA

Significant volume captured under new LTAs

AUTOMOTIVE

- A leader in Europe ABS
- A leader in U.S. Service Center / Distribution
- Lewisport ABS commercial shipments underway
- Primary products:
  - ABS (inner, outer and structural parts)
  - NA regional common alloy with focus on bill of materials (BOM) and wide sheet
  - EU regional coil and sheet, with focus on surface critical applications
- North America common alloy to potentially benefit from trade case activity



Duffel, Belgium
Aachen, Germany(R&D)[1]
Detroit, MI (R&D)
Lewisport, KY

WITH THE COMPLETION OF LEWISPORT, COMPANY OFFERS A GLOBAL SUPPLY OF ABS WITH THE POTENTIAL FOR ADDITIONAL CAPACITY IN CHINA

Significant volume under LTAs

CONTINUOUS CAST

- Leading Continuous Cast (CC) footprint in North America
- A leader in North America B&C
- A leader in North America Truck Trailer
- Successful Nichols Aluminum acquisition, substantially increased system flexibility
- Primary products:
  - B&C (roofing, rainware and siding)
  - Truck trailer
  - Converter foil, fin and tray materials
- North America common alloy to potentially benefit from trade case activity



Lincolnshire, IL
Davenport, IA[2]
Uhrichsville, OH
Ashville, OH
Clayton, NJ
Buckhannon, WV
Richmond, VA

LARGEST, MOST FLEXIBLE CC NETWORK SERVING NORTH AMERICA

Long-standing customer relationships and continued end use demand drives forecasted continuous cast shipments

Notes:
1. Advanced Research and Modeling R&D center
2. Two facilities in Davenport, IA

AIRCRAFT BACKLOGS AND DELIVERIES EXPECTEDCONFIDENTIAL 2a TO DRIVE GROWTH    AIRCRAFT BACKLOG1,2 GLOBAL FLEET PROJECTIONS BY REGION4 UNITS 13,129 OVER 34,000 NEW COMMERCIAL AIRCRAFT 12,150 12,582 12,528 EXPECTED TO BE BUILT OVER THE NEXT 20 YEARS 42,530    1,592    1,702    3,887 2,882    3,322    2005 2014 2015 2016 2017    7,286    4% CAGR Afr ica Boeing Air bus    CIS IRCRAFT DELIVERIES1,3 Latin Amer ica 20,500 7,997 Middle East 640    17A – 20E 831 North America CAGR: 6% 1,411    1,684 1,781 1,249 Europe 1,571    1,436 1,481 5,216 Asia Pacific 1,352 1,397    1,274    1,189 972 1,011    4,697 5% CAGR 17,749    6,456 2010A 2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018E 2019E 2020E 2017E 2036E    Boeing Airbus APPROXIMATELY 50% OF THE 2017E – 2036E GROWTH EXPECTED TO BE DRIVEN BY ASIA PACIFIC Notes: 1. Airbus and Boeing websites and build rate estimates (data as of December 31, 2017) 2. Backlog defined as Net Orders (Gross Orders – Conversions/Cancellations) – Deliveries 3. 2018 – 2020 estimates based on Company estimates 4. Airbus Global Market Forecast 2017-2036

CONFIDENTIAL 2b ABS – GLOBAL TRANSFORMATION OPPORTUNITY    NORTH AMERICA LIGHT PROJECTED CALP SUPPLY    VEHICLE ALUMINUM CONTENT1 AND DEMAND IN NORTH AMERICA2 NET POUNDS PER VEHICLE METRIC TONS IN THOUSANDS    POTENTIAL CAPACITY TIGHTNESS 565 1,288 520 1,174 1,043    466 1,060 1,060 940 1,000 1,023 397 932 966    877    833 836    340 788    663    306 671    258 549    543    212 455    403    1995 2000 2005 2010 2015 2020E 2025E 2028E 2016 2017 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 89% 99% 101% 95% 95% 99% 104% 102% 90% 82% Capacity Demand % of Demand Satisfied SHORTAGE OF CALP ABS SUPPLY EXPECTED BY 2024 Notes: 1. July 2017 Ducker Worldwide 2. July 2017 Ducker Worldwide, Company analysis and customer data; 2018-2025 estimates based on Company estimates

CONFIDENTIAL 2c HEALTHY B&C FUNDAMENTALS    U.S. TOTAL HOUSING STARTS1,2 U.S. TOTAL SINGLE-FAMILY HOUSING STARTS1,2 THOUSANDS THOUSANDS    1,268 1,306    1,174 1,203    1,112 915 961 1,003 849    925 782    781 648 715    618    535 2012A 2013A 2014A 2015A 2016A 2017A 2018E 2019E 2012A 2013A 2014A 2015A 2016A 2017A 2018E 2019E CUMULATIVE HOUSEHOLD FORMATION VS. HOUSING LEADING INDICATOR OF REMODELING ACTIVITY STARTS1 (LIRA)3    7.2% THOUSANDS 6.8%    6.7%    6.2% 10,000 5.7%    Household formation has outgrown the    new housing starts over the past 7 8,686 8,000 years, which has created a shortage in    supply 6,806 4.5% 6,000    2.8% 4,000    2.2% 2,000    2010 2011 2012 2013 2014 2015 2016 2017 1Q12 1Q13 1Q14 1Q15 1Q16 1Q17 1Q18E 1Q19E Household Formation Housing Starts Notes: 1. Historical data from U.S. Census Bureau, last update April 17, 2018 2. Forecast data from John Burns Real Estate Consulting, April 2018 3. Joint Center for Housing Studies, April 18, 2018

CONFIDENTIAL 3a BLUE-CHIP, BROAD AND DIVERSE CUSTOMER BASE SELECTED CUSTOMERS GLOBAL REGIONAL Aerospace Automotive NORTH AMERICA B&C Truck Trailer Distribution and Consumer EUROPE Commercial Plate and & APAC Brazing Coil and Sheet Distribution Specialty Coil and Sheet RELATIONSHIPS, MANY OF THEM LONG-TERM, AND CONTRACTS WITH MANY GLOBAL BLUE-CHIP CUSTOMERS

CONFIDENTIAL 3b KEY MULTI-YEAR AGREEMENTS DRIVE GROWTH AEROSPACE    Significant proportion of projected volumes under LTAs with four global OEMs Substantial increased share on all new agreements Higher value alloy composition Wingskins – will supply to Airbus; under discussion on others Adding value through nesting / near net shapes and pre-machining Zhenjiang capability / strategic importance driving contract wins AUTOMOTIVE    Significant proportion of projected volumes under LTAs Europe contracts are for specific vehicle programs North America OEM — 2018 through 2025 — Significant take-or-pay provision — Contains $80 million capacity reservation fee (fully collected) Other North America contracts follow industry practice MULTI-YEAR AGREEMENTS SUPPORT INVESTMENTS AND GROWTH

CONFIDENTIAL

4a BROAD RANGE OF MANUFACTURING CAPABILITIES

AEROSPACE



Koblenz, Germany
- Key Products: Plate and Coil
- Capacity: 250kt
- Hot mill type: DC
- Alloy capabilities: 2xxx, 5xxx, 6xxx, 7xxx, 8xxx



Voerde, Germany
- Key Product: Rolling Slab
- Capacity: 120kt
- Alloy capabilities: 1xxx, 3xxx, 4xxx, 5xxx, 6xxx



Zhenjiang, China
- Key Product: Plate
- Capacity: 250kt
- Hot mill type: DC
- Alloy capabilities: 2xxx, 5xxx, 6xxx, 7xxx

AUTOMOTIVE



Duffel, Belgium
- Key Product: Coil
- Capacity: 315kt
- Hot mill type: DC
- Alloy capabilities: 2xxx, 5xxx, 6xxx, 7xxx, 8xxx



Lewisport, Kentucky
- Key Product: Coil
- Capacity: 400kt
- Hot mill type: DC
- Alloy capabilities: 1xxx, 3xxx, 5xxx, 6xxx

CONTINUOUS CAST[1]



Davenport, IA[2]
- Key Product: Coil
- Capacity: 175kt
- Hot mill type: CC
- Alloy capabilities: 3xxx, 5xxx



Richmond, VA
- Key Product: Coil
- Capacity: 80kt
- Hot mill type: CC
- Alloy capabilities: 3xxx



Uhrichsville, OH
- Key Product: Flat rolled aluminum sheets
- Capacity: 200kt
- Hot mill type: CC
- Alloy capabilities: 3xxx, 5xxx

BALANCE BETWEEN DIRECT CHILL AND CONTINUOUS CAST CAPACITY PROVIDES A UNIQUE COMPETITIVE ADVANTAGE

Notes:
1. Represents continuous cast facilities that have hot mills
2. Represents two facilities

CONFIDENTIAL 4b BROAD RANGE OF MANUFACTURING CAPABILITIES CAPABILITY BUILDING    Focused Work Centers    Belt training    Imbedded in the business / ALERIS PROCESS CONTROL operations (APC)    Lean transformations    Key Process Parameters (KPP)    Skills development    Clear job instructions    Real time process control monitoring RELIABILITY FOCUS    Layered process audit    Roadmaps    Key impact focus areas    Catalyst for opex gains    Industry benchmarking    ALERIS OPERATING SYSTEM    Driving Operational Excellence Through Common Principles, Shared Best Practices and Tools    COMPANY-WIDE FOCUS ON CONTINUOUS IMPROVEMENT; LEVERAGING BENEFITS FROM R&D INVESTMENT

CONFIDENTIAL

5 GLOBAL R&D PLATFORM AND TECHNOLOGY PORTFOLIO

5 INNOVATION CENTERS

Aachen (Germany)	Duffel (Belgium)	Koblenz (Germany)	Zhenjiang (China)	Lewisport / Detroit (USA)
Advanced Research and Modeling	Automotive	Aerospace	Aerospace	Automotive
				

PROCESS TECHNOLOGY R&D

- World-class technology / know-how for Aerospace, Automotive, HEX and scrap
- Aleris project management
- Pilot caster for new alloy development
- Scrap handling; closed loop
- Customer alignment
- Expanding applications for CC products

AEROSPACE R&D

- Formal technology development agreements with OEMs
- New and advanced alloys
  - High strength weldable alloys
  - High damage tolerant skin sheet
  - Wingskin alloys (in development) and high strength, high corrosion resistance alloys
- Process technology focus on improving cost and existing alloys

AUTOMOTIVE R&D

- Early supplier involvement with multiple OEMs
- New alloy development focus
  - Surface quality
  - Formability
  - Bonding
  - Corrosion resistance

INNOVATION CENTERS DRIVING TECHNICAL EXPERTISE AND CUSTOMER INTIMACY

CONFIDENTIAL RECENT INVESTMENTS EXPECTED TO DRIVE 6 EARNINGS AND CASH FLOW MOMENTUM CAPEX INVESTMENTS RAMPING DOWN $ IN MILLIONS $358 $8 $298 $10 $228 $208 $276 $7 $201 $175 $118 $5 $125-$140 $148 $111 $14 $96 $88 $74 $53 $60 2014A1 2015A1 2016A 2017A LTM Q1 2018E2 2018A Maintenance & Corporate NA ABS Project & Related Upgrades Other Growth ADJ. EBITDA AND ADJ. EBITDA PER TON $ IN MILLIONS, EXCEPT PER TON AMOUNTS $280 3 300 $271 $ $247 $250 $250 250 $222 $ $239 200 $223 $ $205 $201 $202 4 5 150 $176 $ 100 $ 50 $ 50 $0 $ 0 2014A 2015A 2016A 2017A LTM Q1 LTM Q1 4 2018A 2018 PF ADJ. EBITDA – CAPEX / ADJ. EBITDA $ IN MILLIONS 100 27% 40% 13% 50 20% ($7) $27 $64 $0 0% ($52) ($75) ($153) (4%) 50) 100) (29%) (34%) 150) (75%) 200) 2014A1 2015A1 2016A 2017A LTM Q1 LTM Q1 2018A 2018 PF 4 Adj. EBITDA - Capex Adj. EBITDA - Capex / Adj. EBITDA INVESTMENTS COMPLETE: DRIVE VALUE THROUGH EARNINGS GROWTH AND DEBT REDUCTION Notes: 1. 2014 capex includes $107 million for acquisition of Nichols (reflected in “other growth”) and excludes discontinued operations capex of $43 million. 2015 capex excludes discontinued operations capex of $15 million 2. Guidance does not include capitalized interest 3. LTM Q1 2018 PF Adj. EBITDA per ton includes estimated 45kt of lost volume related to Lewisport outage, see Appendix for metric tons shipped 4. LTM Q1 2018 PF Adj. EBITDA includes estimated $30 million add back for Lewisport outage, $3 million add back for Duffel – NA support and $4 million add back for Wingskin qualification

CONFIDENTIAL 7 DEEP BENCH OF OPERATING MANAGEMENT CORPORATE LEADERSHIP Sean M. Stack    Joined in 2004 Chairman & CEO    Appointed Chairman in December 2016 and named CEO in July 2015 Eric M. Rychel    Joined in 2012 EVP, CFO and Treasurer    Prior to Aleris, ran Metals investment banking coverage at Barclays Capital and Deutsche Bank Securities Christopher R. Clegg    Joined in 2004 EVP, General Counsel    Prior to Aleris, he was SVP, General Counsel of Noveon, Inc. Tami Polmanteer    Joined in 2016 EVP, Chief Human Resources    Previously led human resources strategy and operations at Daymon Worldwide and Kellogg Company in various Officer roles Michael T. Keown    Joined in 1998 EVP & President, North    Previously held various positions in finance, metals procurement, supply chain and general management in North America America, Asia and Europe Jack Govers    Joined in 2016 EVP & President, Europe &    Global Markets    Previously served as General Manager, Global Forms for SABIC John Zhu    Joined in 2011 SVP & President, Asia Pacific    Previously held positions as China president for Wartsila and China Country Manager for Eaton’s Truck Group

CONFIDENTIAL SUMMARY FINANCIALS    SHIPMENTS AND REVENUES ADJ. EBITDA METRIC TONS IN THOUSANDS, $ IN BILLIONS $ IN MILLIONS, EXCEPT PER TON MEASURES Revenues: $2.9 $2.9 $2.7 $2.9 $3.0 Per ton: $222 $271 $247 $250 $250 $280 856    829 $239 822 $223    811 $205 Shipments: 794 800 $201 $202    $176    2014A 2015A 2016A 2017A LTM Q1 LTM Q1 2014A 2015A 2016A 2017A LTM Q1 LTM Q1 2018A 2018 PF1 2018A 2018 PF 1,2 % revenue: 6% 8% 8% 7% 7%    CAPITAL EXPENDITURES ADJ. EBITDA—CAPEX $ IN MILLIONS $ IN MILLIONS    $358 $64 $298 $27    $228    $208 ($7)    $175 ($52)    ($75)    ($153)    2014A3 2015A3 2016A 2017A LTM Q1 LTM Q1 2014A 3 2015A 3 2016A 2017A LTM Q1 2018A 2018A 2018 PF2 Notes: 1. Pro forma for estimated 45kt of lost volume related to Lewisport outage, see Appendix for metric tons shipped 2. Pro forma for estimated $30 million add back for Lewisport outage, $3 million add back for Duffel – NA support and $4 million add back for Wingskin qualification 3. 2014 capex includes $107 million for acquisition of Nichols and excludes discontinued operations capex of $43 million. 2015 capex excludes discontinued operations capex of $15 million

CONFIDENTIAL Q2 2018 OUTLOOK1 Q2 2018 segment income and Adj. EBITDA expected to be meaningfully higher than Q2 2017 from anticipated increases in global automotive and North America building and construction and distribution volumes, as well as favorable metal spreads Although not complete, Q2 2018 Adj. EBITDA expected to be in the range of approximately $80-$85 million (versus $66 million in Q2 2017) Higher expected Adj. EBITDA excludes impact from Lewisport ABS, which will see ramp up in shipments beginning in Q3 2018 based on committed volumes Excludes anticipated growth in global aerospace volumes from higher aircraft production rates and new global, multi-year customer contracts until inventory destocking subsides, anticipated in the second half of the year A weaker U.S. dollar is expected to negatively impact results in Q2 2018 versus comparable 2017 levels ADJ. EBITDA ($ IN MILLIONS) $216-$221 $80-$85 $201 $202 $65 $66 Q2 2016A Q2 2017A Q2 2018E1 2017A LTM Q1 2018A LTM Q2 2018E 1 Note: 1. See “Disclaimer – Explanatory Note Regarding Q2 2018 Outlook” and “Forward-Looking Information” elsewhere in this presentation for a discussion of the risks and limitations inherent with the Adj. EBITDA estimates provided above.

CONFIDENTIAL VI. APPENDIX

CONFIDENTIAL

RECONCILIATION OF ADJ. EBITDA TO NET INCOME AND CASH FLOWS

$ in millions	For the years ended December 31, 2014	2015	2016	2017
Adjusted EBITDA from continuing operations	$ 176.5	$ 222.8	$ 205.1	$ 200.6
Unrealized gains (losses) on derivative financial instruments of continuing operations	5.4	(30.1)	19.0	3.0
Impact of recording assets at fair value through purchase accounting	(8.1)	-	-	-
Restructuring charges[(a)]	(2.8)	(10.3)	(1.5)	(2.9)
Currency exchange gains (losses) on debt	12.0	1.0	(0.6)	(2.5)
Stock-based compensation expense	(13.8)	(4.8)	(7.0)	(11.3)
Start-up costs[(b)]	(24.5)	(21.1)	(46.0)	(73.6)
Favorable (unfavorable) metal price lag[(c)]	33.7	(18.6)	3.2	(6.3)
Loss on extinguishment of debt	-	(2.0)	(12.6)	-
Impairment of amounts held in escrow related to the sale of the recycling business	-	-	-	(22.8)
Other[(d)]	(24.4)	(14.1)	(4.5)	(18.4)
EBITDA from continuing operations	154.0	122.8	155.1	65.8
Interest expense, net	(107.4)	(94.1)	(82.5)	(124.1)
Benefit from (provision for) income taxes	129.5	22.7	(40.0)	(40.4)
Depreciation and amortization from continuing operations	(123.2)	(123.8)	(104.9)	(115.7)
Income (loss) from discontinued operations, net of tax	34.2	121.1	(3.3)	3.8
Net income (loss) attributable to Aleris Corporation	87.1	48.7	(75.6)	(210.6)
Net income from discontinued operations attributable to noncontrolling interest	0.9	0.1	-	-
Net income (loss)	88.0	48.8	(75.6)	(210.6)
Depreciation and amortization	157.6	123.8	104.9	115.7
(Benefit from) provision for deferred income taxes	(132.0)	34.5	21.5	32.3
Stock-based compensation expense	13.8	4.8	7.0	11.3
Unrealized (gains) losses on derivative financial instruments	(6.5)	28.1	(19.0)	(3.0)
Amortization of debt issuance costs	7.4	6.6	5.7	2.8
Loss on extinguishment of debt	-	2.0	12.6	-
Net (gain) loss on sale of discontinued operations	-	(191.7)	3.3	(4.5)
Impairment of amounts held in escrow related to the sale of the recycling business	-	-	-	22.8
Other	1.7	(10.2)	4.9	10.1
Change in operating assets and liabilities:				
Change in accounts receivable	(34.1)	(31.3)	(9.4)	(5.7)
Change in inventories	(171.5)	128.0	(70.2)	(58.4)
Change in other assets	(14.2)	3.8	(1.4)	3.9
Change in accounts payable	78.6	(18.6)	41.7	33.7
Change in accrued liabilities	11.2	(9.1)	(14.0)	18.2
Net cash provided (used) by operating activities	$ -	$ 119.5	$ 12.0	$ (31.4)

(a) Restructuring charges relate to exit and environmental remediation costs of closed facilities as well as severance and termination benefits associated with personnel reductions.

(b) Start-up costs are primarily related to the North America ABS Project. Costs associated with start-up activities include the design and development of new products and manufacturing processes, the manufacture of commissioning and trial products, and the development of sales and marketing efforts necessary to enter the automotive end-use in North America.

(c) Represents estimated financial impact of the difference between the price of primary aluminum included in revenues and the price of aluminum impacting cost of sales, net of realized gains / losses from hedging activities.

(d) Includes costs associated with acquisition and disposition activities and other business development costs, gains and losses on the disposal of assets, dividend income, the write down of inventories associated with plant closures and certain other one-time gains and losses.

CONFIDENTIAL

RECONCILIATION OF ADJ. EBITDA TO NET INCOME AND CASH FLOWS (CONTINUED)

$ in millions	LTM for period ended March 31, 2018	For the quarters ended June 30, 2016	2017
Adjusted EBITDA from continuing operations	$ 202.4	$ 64.5	$ 66.3
Unrealized gains (losses) on derivative financial instruments of continuing operations	44.5	5.6	25.1
Impact of recording assets at fair value through purchase accounting	-	-	-
Restructuring charges[a]	(3.4)	(0.6)	(0.8)
Currency exchange gains (losses) on debt	(1.4)	(0.6)	(1.3)
Stock-based compensation expense	(11.0)	(1.7)	(0.4)
Start-up costs[b]	(75.1)	(10.0)	(15.4)
Favorable (unfavorable) metal price lag[c]	0.6	(3.1)	(4.7)
Loss on extinguishment of debt	-	(12.6)	-
Impairment of amounts held in escrow related to the sale of the recycling business	(22.8)	-	-
Other[d]	(17.8)	2.4	(1.4)
EBITDA from continuing operations	116.0	43.9	67.4
Interest expense, net	(130.8)	(21.1)	(31.3)
Benefit from (provision for) income taxes	(35.1)	(9.4)	(12.8)
Depreciation and amortization from continuing operations	(124.7)	(26.4)	(25.8)
Income (loss) from discontinued operations, net of tax	3.8	-	-
Net income (loss) attributable to Aleris Corporation	(170.8)	(13.0)	(2.5)
Net income from discontinued operations attributable to noncontrolling interest	-	-	-
Net income (loss)	(170.8)	(13.0)	(2.5)
Depreciation and amortization	124.7	26.4	25.8
(Benefit from) provision for deferred income taxes	27.8	4.7	8.4
Stock-based compensation expense	11.0	1.7	0.4
Unrealized (gains) losses on derivative financial instruments	(44.5)	(5.6)	(25.1)
Amortization of debt issuance costs	2.7	1.3	0.7
Loss on extinguishment of debt	-	12.6	-
Net (gain) loss on sale of discontinued operations	(4.5)	-	-
Impairment of amounts held in escrow related to the sale of the recycling business	22.8	-	-
Other	8.7	2.5	3.8
Change in operating assets and liabilities:			
Change in accounts receivable	(39.7)	2.6	(17.4)
Change in inventories	(52.4)	(1.2)	8.7
Change in other assets	(13.9)	(0.9)	6.5
Change in accounts payable	34.8	-	(19.5)
Change in accrued liabilities	65.6	2.2	(26.3)
Net cash provided (used) by operating activities	$ (27.7)	$ 33.3	$ (36.5)

(a) Restructuring charges relate to exit and environmental remediation costs of closed facilities as well as severance and termination benefits associated with personnel reductions.

(b) Start-up costs are primarily related to the North America ABS Project. Costs associated with start-up activities include the design and development of new products and manufacturing processes, the manufacture of commissioning and qualification products, and the development of sales and marketing efforts necessary to enter the automotive end-use in North America.

(c) Represents estimated financial impact of the difference between the price of primary aluminum included in revenues and the price of aluminum impacting cost of sales, net of realized gains / losses from hedging activities.

(d) Includes costs associated with acquisition and disposition activities and other business development costs, gains and losses on the disposal of assets, dividend income, the write down of inventories associated with plant closures and certain other one-time gains and losses.

CONFIDENTIAL CALCULATION OF STRUCTURING ADJ. EBITDA1 $ in millions LTM for period ended March 31, 2018 Structuring Adj. EBITDA $ 334 Expected aerospace volumes(a) (25) Expected automotive volumes(b) (70) PF Adj. EBITDA 239 Wingskin qualification(c) (4) Duffel—NA support(d) (3) Lewisport outage(e) (30) Adj. EBITDA $ 202 Represents the mid-point of the estimated future Adj. EBITDA impact of expected increases in shipments of aerospace products related to certain customer purchase commitments, net of their expected cost. During 2016 and 2017, several of our long-term contracts with major aircraft OEMs were successfully renewed. Each contract was renewed with a higher share of the OEM’s aerospace business and with a higher value-added mix of products and alloys. Based upon expected aircraft build rates, these new contracts and products are expected to increase Adj. EBITDA by $20 million to $30 million annually, beginning in 2019. The full annual (a) benefit of these contracts is not expected to be realized until 2022.    The estimate of average Europe and Asia Pacific segment income and Adj. EBITDA per ton was determined using the 2017 Company-wide average Adj. EBITDA per ton for aerospace products plus an estimate of profitability benefits from fixed cost leverage, which was based on our 2017 aerospace fixed cost absorption and adjusted for the higher production volumes expected to be realized in the future under certain aerospace contracts.    Represents the mid-point of the estimated future Adj. EBITDA impact of expected increases in shipments of automotive products from our Lewisport facility related to certain customer purchase commitments, net of their expected cost. Aluminum ABS products are expected to generate more than twice the commercial margin per ton of the standard distribution sheet currently produced at the Lewisport facility. Over the next several years, this is expected to have a meaningful impact on our profitability. Based on existing long-term customer commitments, which account for over 60% of our ABS capacity through 2025 and include significant “take or pay” (b) obligations, we believe the segment income and Adj. EBITDA impact of the North America ABS Project could range from $65 million to $75 million in 2019. We expect the full ramp up of ABS shipments from our combined CALP capacity to occur over the next four years.    To determine an estimate of average North America segment income and Adj. EBITDA per ton, we used the range of rolling margins per ton included in the pricing terms of our existing customer arrangements. These rolling margins were then compared to Lewisport’s average rolling margin per ton in 2017. Profitability per ton also reflects an estimate of incremental cash conversion costs. (c) Represents the estimated Adj. EBITDA impact of lost volumes related to the allocation of equipment run time at our Koblenz and Zhenjiang facilities for the development and qualification of new wingskin products, which impacted our ability to produce and ship products to customers during 2017. We expect to introduce wingskin production at our Koblenz facility in the second half of 2018 and at our Zhenjiang facility in early 2019. (d) Represents the estimated Adj. EBITDA impact of lost volumes related to blocking the capacity of the CALP at our Duffel facility to supply ABS to our Lewisport facility in connection with customer qualifications related to the North America ABS Project, which impacted our ability to produce and ship products to customers during 2017.    Represents the estimated Adj. EBITDA impact of lost volumes related to the planned hot mill outage at our Lewisport facility, which occurred during the third quarter of 2017. The planned hot mill outage was related to the (e) upgrades we have made to our existing asset base at our Lewisport facility in connection with the North America ABS Project. During the outage, we upgraded our ingot scalper and pre-heating furnace capabilities, widened our hot mill and installed state-of-the-art mill controls. This necessary outage took approximately 60 days (together with the commissioning of the hot mill after the outage, effectively 75 days) to complete and impacted our ability to produce and ship products to customers. We estimate that we missed 100 million pounds (45 kilotons) of customer shipments during the outage. Note: 1. The items in the calculation above regarding the future financial impact of customer purchase commitments and capital expenditure projects are forward-looking statements (the “outlook adjustments”). Estimates of the future Adj. EBITDA impact from certain existing commitments have been determined using a range of expected customer nominated volumes based on existing customer commitments and applying an appropriate    estimate of average profitability per ton. See “Forward Looking Statements” herein for a discussion of risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed in our outlook adjustments. Structuring Adj. EBITDA, a non-GAAP financial measure and forward-looking statement, is being provided for illustrative purposes only in connection with the refinancing transactions. Accordingly, the Company does not intend to update or provide this financial measure on an ongoing basis.

CONFIDENTIAL RECONCILIATION OF SEGMENT INCOME TO SEGMENT ADJ. EBITDA $ in millions For the years ended December 31, LTM for period ended March 31, 2014 2015 2016 2017 2017 2018 North America Segment income $ 94.6 $ 107.9 $ 86.1 $ 88.0 $ 86.2 $ 105.3 Impact of recording inventory at fair value through purchase 8.1 — ——accounting (Favorable) unfavorable metal price lag (6.8) 1.1 (4.7) 8.5 (2.3) 2.0 Segment Adj. EBITDA $ 96.0 $ 109.1 $ 81.4 $ 96.5 $ 84.0 $ 107.3 Europe Segment income $ 147.6 $ 131.8 $ 149.4 $ 127.4 $ 154.5 $ 117.7 (Favorable) unfavorable metal price lag (26.9) 17.4 1.9 0.3 1.6 (0.4) Segment Adj. EBITDA $ 120.7 $ 149.3 $ 151.3 $ 127.7 $ 156.0 $ 117.3 Asia Pacific Segment income — $ 10.8 $ 15.0 $ 11.3 $ 15.9 Favorable metal price lag — (0.4) (2.4) (0.9) (2.1) Segment Adj. EBITDA — $ 10.4 $ 12.6 $ 10.4 $ 13.8

CONFIDENTIAL RECONCILIATION OF TONS SHIPPED Metric tons in thousands For the years ended December 31, LTM for period ended 2014 2015 2016 2017 March 31, 2018 Metric tons of finished product shipped: North America 482.0 492.8 486.3 462.0 467.0 Europe 301.6 313.6 326.7 317.3 323.0 Asia- Pacific 12.8 21.8 22.2 26.9 27.8 Intra-entity Shipments (2.6) (5.8) (6.2) (6.6) (7.2) Total metric tons of finished products shipped 793.8 822.4 829.0 799.6 810.6